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Exhibit 99
Form 10-Q
December 31, 1998

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                                                                    NATIONAL FUEL GAS
                                                            CONSOLIDATED STATEMENT OF INCOME
                                                                       (UNAUDITED)


                                                                  Twelve Months Ended
                                                                      December 31,
                                                            ------------------------------
                                                                 1998              1997
                                                                 (Thousands of Dollars)
INCOME
Operating Revenues                                          $   1,217,401    $   1,273,341
                                                            -------------    -------------

Operating Expenses
       Purchased Gas                                              388,484          528,786
       Fuel Used in Heat and Electric Generation                   53,477            5,283
       Operation                                                  303,755          258,448
       Maintenance                                                 25,029           26,573
       Property, Franchise and Other Taxes                         90,612          100,203
       Depreciation, Depletion and Amortization                   119,609          116,181
       Impairment of Oil & Gas Producing Properties               128,996              -
       Income Taxes - Net                                          18,952           69,436
                                                            -------------    -------------
                                                                1,128,914        1,104,910
                                                            -------------    -------------

Operating Income                                                   88,487          168,431
Other Income                                                       39,445            3,626
                                                            -------------    -------------
Income Before Interest Charges and Minority
       Interest in Foreign Subsidiaries                           127,932          172,057
                                                            -------------    -------------

Interest Charges
       Interest on Long-Term Debt                                  59,033           43,600
       Other Interest                                              33,458           14,398
                                                            -------------    -------------
                                                                   92,491           57,998
                                                            -------------    -------------

Minority Interest in Foreign Subsidiaries                          (3,051)            (427)
                                                            -------------    -------------

Income Before Cumulative Effect                                    32,390          113,632

Cumulative Effect of Change in Accounting for Depletion               -             (9,116)
                                                            -------------    -------------

Net Income Available for Common Stock                       $      32,390    $     104,516
                                                            =============    =============


Basic Earnings (Loss) Per Common Share:
       Income Before Cumulative Effect                      $        0.84    $        2.98
       Cumulative Effect of Change in Accounting
          for Depletion                                                 -            (0.24)
                                                            -------------    -------------
       Net Income Available for Common Stock                $        0.84    $        2.74
                                                            =============    =============

Diluted Earnings (Loss) Per Common Share:
       Income Before Cumulative Effect                      $        0.84    $        2.95
       Cumulative Effect of Change in Accounting
          for Depletion                                                 -            (0.24)
                                                            -------------    -------------
       Net Income Available for Common Stock                $        0.84    $        2.71
                                                            =============    =============

Weighted Average Common Shares Outstanding:
       Used in Basic Calculation                               38,399,524       38,145,411
                                                            =============    =============
       Used in Diluted Calculation                             38,783,179       38,528,929
                                                            =============    =============
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